UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2007

POINTSTAR ENTERTAINMENT CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52393

(Commission File Number)

98-0494003

(IRS Employer Identification No.)

Loft Office Building 3, Suite #104, P.O. Box 500449 Dubai, United Arab Emirates

(Address of principal executive offices and Zip Code)

011-971-4-367-1342

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On August 22, 2007, we closed a private placement consisting of 3,000,000 units of our securities (the “Units”) at a price of US$0.50 per Unit for aggregate proceeds of US$1,500,000. Each Unit consists of (i) one common share, (ii) one share purchase warrant entitling the holder thereof to purchase one common share (each, a “55 Cent Warrant Share”) for a period of twenty-four months commencing from the closing of the private placement, at a price per 55 Cent Warrant Share of US$0.55 and (iii) one share purchase warrant entitling the holder thereof to purchase one common share (each, a “60 Cent Warrant Share”) for a period of thirty-six months commencing from the closing of the private placement, at a price per 60 Cent Warrant Share of US$0.60.

We issued the Shares to a non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits
10.1	Form of subscription agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINTSTAR ENTERTAINMENT CORP.

By: /s/ Rafeh Hulays

Name: Rafeh Hulays

Title: Director

Dated: August 23, 2007

CW1371310.1